SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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       Date of Report (Date of earliest event reported): JANUARY 30, 1998


                         NORTH CENTRAL BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              Iowa                         0-27672               42-1449849
--------------------------------   ------------------------  -------------------
 (STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (IRS EMPLOYER
         INCORPORATION)                                      IDENTIFICATION NO.)



                               825 Central Avenue
                             Fort Dodge, Iowa 50501
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           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                                 (515) 576-7531
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                      None
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEMS 1, 3,-6, 8 AND 9.

                  Not Applicable.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  As of the close of business on January 30, 1998 (the "Effective Time"), North Central Bancshares, Inc., an Iowa corporation ("North Central"), and its wholly owned subsidiary, First Federal Savings Bank of Fort Dodge, a federally chartered stock savings bank ("First Federal"), completed the acquisition (the "Acquisition") of Valley Financial Corp., an Iowa corporation ("Valley Financial") pursuant to the Agreement and Plan of Merger, dated as of September 18, 1997, by and among North Central, First Federal and Valley Financial (the "Merger Agreement"). The Acquisition resulted in the merger of Valley Financial's wholly owned subsidiary, Valley Savings Bank, FSB ("Valley Savings") with and into First Federal, with First Federal as the resulting financial institution (the "Bank Merger"). Valley Savings, headquartered in Burlington, Iowa was a federally-chartered stock savings bank with three branch offices located in southeastern Iowa. The former offices of Valley Savings are being operated as a division of First Federal. The Board of Directors of North Central, as the surviving entity of the Bank Merger, now consists of all of the respective directors of North Central immediately prior to the Bank Merger.

                  In connection with the Acquisition, each share of Valley Financial's common stock, par value $1.00 per share, issued and outstanding at the Effective Time (other than shares held as treasury stock of Valley Financial) was cancelled and converted automatically into the right to receive $525.00 per share in cash pursuant to the terms and conditions of the Merger Agreement. As a result of the Acquisition, shareholders of Valley Financial were paid approximately $14,726,250.00 in cash. The source of funds for the Acquisition consisted of North Central's accumulation of its cash flow from the maturity of short-term liquid investments, principal and interest on loans, sale of other investment securities, other cash receipts, net of operating expenses and other projected disbursements.

                  The Acquisition was consummated after satisfaction of certain conditions, including, but not limited to, (i) approval of the Merger Agreement by the shareholders of Valley Financial at a special meeting of Valley Financial's shareholders held on November 13, 1997 and (ii) the receipt of all requisite regulatory approvals.

                  Pursuant to the Merger Agreement, North Central and First Federal assumed the obligations of Valley Financial and Valley Savings with respect to the consulting agreement by and between Valley Financial, Valley Savings and Larry L. Wenzl, the former Chairman of Valley Financial and the employment agreement by and between Valley Financial, Valley Savings and Doyle
V. Ruble, Jr., the former President of Valley Savings. Mr. Ruble will continue as President of the Valley Savings Bank division of First Federal.

ITEM 7.           FINANCIAL STATEMENT AND EXHIBITS.

(a) As of the date of this filing, it is impracticable to provide financial statements for Valley Financial and Valley Savings as the businesses acquired. The required financial statements will be filed as soon as possible and in no event later than April 15, 1998.

(b) As of the date of this filing, it is impracticable to provide pro forma financial information required pursuant to Article 11 of Regulation S-X. The required pro forma financial information will be filed as soon as possible and in no event later than April 15, 1998.

(c)  The following exhibits are filed with this Report:

     Exhibit No.                           Description
     -----------                           -----------

        2.1 The Agreement and Plan of Merger, dated as of September 18, 1997 by and among North Central Bancshares, Inc., First Federal Savings Bank of Fort Dodge and Valley Financial Corp.(1)

        99.1               Press Release dated January 30, 1998.

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(1)      Incorporated by reference to the Form 8-K of North Central Bancshares,
         Inc. filed with the Securities and Exchange Commission on September 24, 1997.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH CENTRAL BANCSHARES, INC.



                                       By:/s/ David M. Bradley
                                          ----------------------------
                                          David M. Bradley
                                          Chairman of the Board, President and
                                            Chief Executive Officer


Dated:   February 6, 1998

                                  EXHIBIT INDEX




     Exhibit No.                           Description
     -----------                           -----------
         2.1 The Agreement and Plan of Merger, dated as of September 18, 1997, by and among North Central Bancshares, Inc., First Federal Savings Bank of Fort Dodge and Valley Financial Corp.(1)

        99.1               Press Release dated January 30, 1998.





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(1)      Incorporated by reference to the Form 8-K of North Central Bancshares,
         Inc. filed with the Securities and Exchange Commission on September 24, 1997.